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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               November 18, 1996
                Date of Report (Date of Earliest Event Reported)


                          AHI Healthcare Systems, Inc.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-26818                  95-4556968
      (State or Other            (Commission File            (IRS Employer
      Jurisdiction of                 Number)                Identification
       Incorporation)                                            Number)


           12620 Erickson Avenue, Suite A
              Downey, California  90241                    90241
     (Address of Principal Executive Offices)             (Zip Code)


                                 (310) 803-5333
              (Registrant's Telephone Number, Including Area Code)


                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)
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Item 1.  Changes in Control of Registrant.

         Not applicable.



Item 2.  Acquisition or Disposition of Assets.

         Not applicable.



Item 3.  Bankruptcy or Receivership.

         Not applicable.



Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.



Item 5.  Other Events.

         AHI Healthcare Systems, Inc. ("AHI"), FPA Medical Management, Inc. ("FPA"), and the directors of AHI (the "AHI Directors") have been named as defendants in a class action lawsuit filed by Joshua Chopp in the Delaware Court of Chancery on November 12, 1996. The lawsuit alleges (a) that the AHI Directors breached their fiduciary duties to the plaintiff and the members of the class by, among other things, approving the agreement and plan of merger between AHI and FPA without undertaking steps to accurately ascertain AHI's market value, (b) that the "intrinsic value" of AHI's stock is higher than that which AHI's shareholders will receive in the merger, and (c) that the AHI Directors are seeking to effect the merger in order to achieve a substantial return on their original investment in AHI, notwithstanding the substantial loss that allegedly will be suffered by the public shareholders because of the merger. The suit further alleges that FPA knowingly aided and abetted the AHI Directors' breaches of fiduciary duty. The plaintiff seeks, on behalf of all common stockholders, injunctive relief in the form of enjoinment of the merger as well as rescissory and compensatory damages.

         AHI believes the merger is in the best interests of its shareholders and is supported by a thorough analysis by its Board of Directors and a fairness opinion of AHI's investment bank.




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AHI further believes the suit is without merit and intends to pursue a vigorous defense.

Item 6.  Resignations of Registrant's Directors.

         Not applicable.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)     Financial Statements of Businesses Acquired.

         Not applicable.

         (b)     Pro Forma Financial Information.

         Not applicable.

         (c)     Exhibits.

         Not applicable.


Item 8.  Change in Fiscal Year.

         Not applicable.





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                 Pursuant to the requirements of the Securities Exchange Act of
1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AHI HEALTHCARE SYSTEMS, INC.



Date:    November 18, 1996                 By:/s/  H.R. Brereton Barlow
         -----------------                    ----------------------------
                                              Chief Financial Officer and
                                              Senior Vice President





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